KKR & Co. Inc. Reports First Quarter 2022 Financial Results May 3, 2022

i New York, May 3, 2022 – KKR & Co. Inc. (NYSE: KKR) today reported its first quarter 2022 results. Conference Call A conference call to discuss KKR's financial results will be held on May 3, 2022 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events-presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co. “Our results for the first quarter demonstrate the strength and durability of KKR’s business model. Fee Related Earnings per share are as high as we have ever reported alongside strong year-over-year growth across our other financial and operating metrics. Additionally, our limited partners entrusted us with $26 billion of new capital in the quarter, and $132 billion over the last 12 months, with Assets Under Management rising 30% on an organic basis over the last year to $479 billion. We continue to see strong fundamentals and momentum for our business.” Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers KKR Reports First Quarter 2022 Financial Results

ii Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic”) as of February 1, 2021. This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR & Co. Inc. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation (other than financial figures, which are as of quarter end), unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since that date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as "outlook," "believe," “think,” "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate,“ "anticipate," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP and other operating and performance measures, including after-tax distributable earnings (or DE), fee related earnings (or FRE), book value, adjusted shares, and assets under management (or AUM). These non-GAAP measures are in addition to, and not a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP and other operating and performance measures presented herein and a reconciliation of non-GAAP measures to comparable GAAP measures. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR & Co. Inc., can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022 and its other filings with the SEC, which are available at www.sec.gov. Contact Information Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com KKR Reports First Quarter 2022 Financial Results

KKR & Co. Inc. First Quarter Earnings

KKR's First Quarter 2022 GAAP Results (Unaudited)

- GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $(73.8) million for the quarter. GAAP Stockholders' Equity Per Outstanding Share of Common Stock was $24.72 at quarter end.

($ in thousands, except per share data)		1Q'21		1Q'22		1Q'21 LTM		1Q'22 LTM
Revenues								
Asset Management	$	3,177,958	$	(165,232)	$	8,410,354	$	6,349,378
Insurance		1,385,048		1,169,249		1,385,048		6,327,781
Total Revenues	**$**	**4,563,006**	**$**	**1,004,017**	**$**	**9,795,402**	**$**	**12,677,159**
Expenses								
Asset Management		1,488,994		536,486		4,518,818		4,504,396
Insurance		1,607,551		1,015,503		1,607,551		5,373,572
Total Expenses	**$**	**3,096,545**	**$**	**1,551,989**	**$**	**6,126,369**	**$**	**9,877,968**
Total Investment Income (Loss) - Asset Management	**$**	**2,887,645**	**$**	**1,647,408**	**$**	**11,000,400**	**$**	**7,594,588**
Income Tax Expense (Benefit)		438,739		(3,166)		1,408,515		911,365
Redeemable Noncontrolling Interests		—		(63)		—		3,997
Noncontrolling Interests		2,245,531		1,159,185		8,308,049		6,538,297
Preferred Stock Dividends		25,591		17,250		73,805		97,306
Net Income (Loss) - KKR Common Stockholders	**$**	**1,644,245**	**$**	**(73,770)**	**$**	**4,879,064**	**$**	**2,842,814**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock								
Basic	$	2.85	$	(0.12)	$	8.60	$	4.85
Diluted	$	2.68	$	(0.12)	$	8.25	$	4.55
Weighted Average Shares of Common Stock Outstanding								
Basic		576,727,967		592,202,835		567,157,256		586,074,705
Diluted		620,888,491		592,202,835		596,312,303		640,185,279

		4Q'21		1Q'22
KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock	**$**	**27.64**	**$**	**24.72**

Note: All figures in this presentation are as of March 31, 2022, unless otherwise specifically indicated. 1Q'21 results only include the results of Global Atlantic for the two months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for GAAP income statement and GAAP balance sheet. Totals may not add due to rounding. As required under GAAP, for the quarter ended March 31, 2022, unvested shares of common stock are excluded from the calculation of diluted earnings per share of common stock because inclusion of such unvested shares of common stock would be antidilutive having the effect of decreasing the loss per share of common stock.

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2 Note: See the Appendix for GAAP reconciliations and other important information. See page 24 for record and payment dates for common and preferred stock. Financial Measures • Fee Related Earnings (“FRE”) of $605 million ($0.69/adj. share) in the quarter, up 66% year-over-year • FRE was $2.2 billion in the LTM ($2.51/adj. share), up 59% year-over-year • After-tax Distributable Earnings (“DE”) of $1.0 billion ($1.10/adj. share) in the quarter, up 47% year-over-year • DE was $4.2 billion in the LTM ($4.79/adj. share), up 109% year-over-year • Book Value Per Adjusted Share (“BVPS”) of $28.45 at quarter end including $22.21 per adjusted share of Net Cash and Investments plus Global Atlantic Capital Metrics • Assets Under Management (“AUM”) of $479 billion, up 30% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $371 billion, up 29% year- over-year • Uncalled Commitments of $115 billion, up 66% year-over-year • New Capital Raised of $26 billion in the quarter and $132 billion in the LTM • Capital Invested of $21 billion in the quarter and $88 billion in the LTM Corporate • Regular dividend of $0.155 per share of common stock was declared for the quarter, up 7% on an annualized basis from the 2021 dividend • On April 28 we closed on the previously announced acquisition of KJR Management ("KJRM"), one of the largest real estate asset managers in Japan, in a ~¥230 million all-cash transaction (~$1.8 billion) • Share repurchase activity: From December 31, 2021 through April 29, 2022, KKR used $381 million under its share repurchase authorization to retire 5.8 million shares KKR’s First Quarter 2022 Highlights

KKR's First Quarter 2022 Segment Earnings

($ in thousands, except per share data)		1Q'21		1Q'22		1Q'21 LTM		1Q'22 LTM
Management Fees	$	439,740	$	624,928	$	1,545,244	$	2,256,628
Transaction and Monitoring Fees, Net		135,677		306,038		688,682		1,174,602
Fee Related Performance Revenues		10,296		12,051		40,695		47,607
Fee Related Compensation		(131,785)		(212,220)		(534,921)		(782,822)
Other Operating Expenses		(90,161)		(125,875)		(353,188)		(484,869)
Fee Related Earnings	**$**	**363,767**	**$**	**604,922**	**$**	**1,386,512**	**$**	**2,211,146**
Realized Performance Income		171,309		609,207		973,876		2,579,494
Realized Performance Income Compensation		(109,986)		(383,635)		(581,779)		(1,512,826)
Realized Investment Income		461,273		349,354		960,768		1,501,325
Realized Investment Income Compensation		(69,191)		(52,403)		(158,417)		(225,206)
Asset Management Segment Operating Earnings		**817,172**		**1,127,445**		**2,580,960**		**4,553,933**
Insurance Segment Operating Earnings		**63,265**		**115,988**		**63,265**		**705,274**
Distributable Operating Earnings		**880,437**		**1,243,433**		**2,644,225**		**5,259,207**
Interest Expense, Preferred Dividends and Other		(69,078)		(77,076)		(264,457)		(301,046)
Income Taxes Paid		(151,120)		(197,842)		(357,035)		(734,294)
After-tax Distributable Earnings	**$**	**660,239**	**$**	**968,515**	**$**	**2,022,733**	**$**	**4,223,867**
Additional Financial Measures and Capital Metrics:								
FRE per Adjusted Share	$	0.41	$	0.69	$	1.60	$	2.51
After-tax DE per Adjusted Share	$	0.75	$	1.10	$	2.34	$	4.79
Total Asset Management Segment Revenues	$	1,218,295	$	1,901,578	$	4,209,265	$	7,559,656
Assets Under Management	$	367,453,400	$	479,032,000	$	367,453,400	$	479,032,000
Fee Paying Assets Under Management	$	288,440,500	$	371,176,000	$	288,440,500	$	371,176,000

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting After-tax Distributable Earnings and other important information.

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4 Management Fees and Fee Related Earnings Fee Related Earnings Per Adjusted Share • Increased by 46% to $2.3 billion in the LTM • Growth has been driven by record fundraising activity as organic AUM new capital raised in the LTM was $132 billion, compared to $51 billion in the prior twelve month period Management Fees ($ in millions) • Grew 57% in the LTM while margins increased from 61% to 64% • Management fee growth and strong performance in Capital Markets drove the increase in FRE per adjusted share $1,249 $1,442 $2,071 $1,545 $2,257 2019 2020 2021 LTM 1Q'21 LTM 1Q'22 58% 61% $1.60 $2.51 61% 64% FRE per adjusted share FRE margin LTM 1Q'21 LTM 1Q'22

5 Assets Under Management • AUM increased to $479 billion, up 30% year-over-year, with $26 billion of organic new capital raised in the quarter and $132 billion in the LTM • Fee Paying AUM of $371 billion, up 29% year-over-year, with $30 billion of new capital raised in the quarter and $122 billion in the LTM • Perpetual Capital reached $165 billion, up 36% year-over-year driven primarily by the growth of Global Atlantic. Perpetual capital represents 34% of AUM and 43% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) Note: Perpetual capital is defined as capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes about its definition and additional important information. $367 $479 1Q'21 1Q'22 $288 $371 1Q'21 1Q'22 $121 $165 1Q'21 1Q'22

6 Additional Capital Detail Uncalled Commitments ($ in billions) • Dry Powder: Uncalled commitments of $115 billion are diversified across the firm’s strategies and are up 66% year-over-year • AUM Not Yet Paying Fees: At quarter end, there was $36 billion of committed capital with a weighted average management fee rate of 100bps that becomes payable when the capital is invested or enters its investment period, up 77% year-over-year • Carry Eligible AUM: Of the $252 billion of carried interest eligible AUM, $175 billion is above cost and accruing carry • Performance Fee Eligible AUM: $308 billion, up 35% year-over-year Note: See Appendix for endnotes for additional information. $69 $115 1Q'21 1Q'22 Total Performance Fee Eligible AUM ($ in billions) $228 $308 1Q'21 1Q'22

7 1Q'22 11% Private Equity Real Assets Opportunistic Real Estate Portfolio Infrastructure Portfolio Credit Alternative Credit Composite • Gross unrealized carried interest of $7.3 billion as of March 31, 2022 Traditional Private Equity Portfolio LTM Gross Return 6% 19%-5% 9%-1% 30%11% Note: Private equity for this presentation excludes growth equity (including impact) and core investments, except where the context otherwise requires. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results. Leveraged Credit Composite 3%-2% Fund Investment Performance

Segment Detail

Asset Management Segment – Private Markets

- **AUM:** Increased 4% quarter-over-quarter and 51% year-over-year to $268 billion with new capital raised of $17 billion in the quarter and $94 billion in the LTM
  - North America Fund XIII held its final close. The fund is over 35% larger than its predecessor.
  - Global Infrastructure Investors IV held its final close. The fund is more than 2x larger than its predecessor.
- **Realizations:** Carried Interest in 1Q driven largely by realizations across Core PE, Americas PE and Europe PE
- **Capital Invested:** $13 billion in the quarter and $48 billion in the LTM. In 1Q, deployment was driven by Real Estate, Traditional Private Equity and Infrastructure
- **Appreciation:** Driven by solid performance in private holdings, the Traditional Private Equity portfolio appreciated 19% in the LTM

($ in thousands)		1Q'21		1Q'22		1Q'21 LTM		1Q'22 LTM
Management Fees	$	286,967	$	435,997	$	1,042,499	$	1,553,170
Transaction and Monitoring Fees, Net		22,462		40,686		152,853		161,389
Fee Related Performance Revenues		1,552		2,317		5,212		9,833
Fee Related Revenues	**$**	**310,981**	**$**	**479,000**	**$**	**1,200,564**	**$**	**1,724,392**
Carried Interest	$	165,142	$	579,767	$	846,015	$	2,151,419
Incentive Fees		1,276		24,056		10,577		62,051
Realized Performance Income	**$**	**166,418**	**$**	**603,823**	**$**	**856,592**	**$**	**2,213,470**
Capital Metrics:								
Assets Under Management	$	177,731,100	$	268,213,000	$	177,731,100	$	268,213,000
Fee Paying Assets Under Management	$	109,033,100	$	172,072,000	$	109,033,100	$	172,072,000
Capital Invested	$	3,996,000	$	13,404,000	$	21,769,000	$	48,350,000
Uncalled Commitments	$	58,919,100	$	103,485,000	$	58,919,100	$	103,485,000

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Asset Management Segment – Public Markets

- **AUM:** Decreased 1% quarter-over-quarter and increased 11% year-over-year to $211 billion with new capital raised of $9 billion in the quarter and $38 billion in the LTM
  - New capital raised during the quarter includes a diverse range of strategies including CLO issuance, leveraged credit vehicles, and private credit
- **Capital Invested:** $8 billion in the quarter and $39 billion in the LTM. 1Q deployment was active across all geographies, including Asia
- **Appreciation:** The Leveraged Credit composite appreciated 3% in the LTM, with the Alternative Credit composite up 9%

($ in thousands)		1Q'21		1Q'22		1Q'21 LTM		1Q'22 LTM
Management Fees	$	152,773	$	188,931	$	502,745	$	703,458
Transaction and Monitoring Fees, Net		1,030		10,096		3,344		23,247
Fee Related Performance Revenues		8,744		9,734		35,483		37,774
Fee Related Revenues	**$**	**162,547**	**$**	**208,761**	**$**	**541,572**	**$**	**764,479**
Carried Interest	$	—	$	—	$	—	$	15,336
Incentive Fees		4,891		5,384		117,284		350,688
Realized Performance Income	**$**	**4,891**	**$**	**5,384**	**$**	**117,284**	**$**	**366,024**
Capital Metrics:								
Assets Under Management	$	189,722,300	$	210,819,000	$	189,722,300	$	210,819,000
Fee Paying Assets Under Management	$	179,407,400	$	199,104,000	$	179,407,400	$	199,104,000
Capital Invested	$	2,895,600	$	7,972,000	$	9,563,000	$	39,452,000
Uncalled Commitments	$	10,069,200	$	11,351,000	$	10,069,200	$	11,351,000

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Asset Management Segment – Capital Markets

- **Transaction Fees:** Totaled $255 million in the quarter and $990 million in the LTM
  - 1Q fees were diversified by geography and transaction type
    - 63% came from North American transactions with 37% from Europe and Asia
    - Private Equity and Infrastructure were the largest fee generating strategies, each with approximately one fourth of total fees, followed by third party clients generating approximately 20% of fees
    - 66% of transaction fees were debt product focused

($ in thousands)	1Q'21	1Q'22	1Q'21 LTM	1Q'22 LTM
Transaction Fees	$ 112,185	$ 255,256	$ 532,485	$ 989,966

Asset Management Segment – Principal Activities

- **Realizations:** Realized Investment Income of $349 million in the quarter and $1,501 million in the LTM
  - Realizations in the quarter primarily driven by activity related to multiple PE investments
- **Balance Sheet Investment Return:** Flat in the quarter and 15% in the LTM
- **Embedded Gains:** $6.3 billion of embedded unrealized gains on the balance sheet at quarter end

($ in thousands)	1Q'21	1Q'22	1Q'21 LTM	1Q'22 LTM
Net Realized Gains (Losses)	$ 373,120	$ 76,136	$ 650,971	$ 902,430
Interest Income and Dividends	88,153	273,218	309,797	598,895
Realized Investment Income	**$ 461,273**	**$ 349,354**	**$ 960,768**	**$ 1,501,325**

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Insurance Segment

- **Net Investment Income:** Net Investment Income of $862 million in the quarter was driven primarily by increased assets under management from new business volumes, and variable investment income from a realized gain on the sale of a real estate investment
  - Capital inflows at Global Atlantic driven by a $3 billion block reinsurance transaction impacting both private and public markets new capital raised
  - Global Atlantic AUM totals $122 billion
- **Net Cost of Insurance:** Net Cost of Insurance totaled $494 million in the quarter, driven primarily by stable liability performance across in-force and new business

($ in thousands)		1Q'21		1Q'22		1Q'21 LTM		1Q'22 LTM
Net Investment Income	$	445,898	$	862,414	$	445,898	$	3,746,086
Net Cost of Insurance		(250,219)		(493,649)		(250,219)		(1,810,111)
General, Administrative and Other		(75,489)		(146,002)		(75,489)		(570,923)
Pre-tax Insurance Operating Earnings		120,190		222,763		120,190		1,365,052
Income Taxes		(16,626)		(34,106)		(16,626)		(216,575)
Net Income Attributable to Noncontrolling Interests		(40,299)		(72,669)		(40,299)		(443,203)
Insurance Segment Operating Earnings	**$**	**63,265**	**$**	**115,988**	**$**	**63,265**	**$**	**705,274**
Additional Financial Measures:								
Global Atlantic Book Value		2,923,655		3,425,241		2,923,655		3,425,241

Note: KKR's 1Q'21 results only include the results of Global Atlantic for the two months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for endnotes explaining certain terms. 1Q'22 and 1Q'22 LTM Net Investment Income includes $15 million ($6 million of segment operating earnings) and $543 million ($243 million of segment operating earnings), respectively, of realized gains and losses not related to asset/liability matching investments strategies.

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Book Value

- **Book Value Per Adjusted Share:** Increased 10% year-over-year driven primarily by strong investment performance
  - Net cash and investments plus Global Atlantic, of $22.21 per adjusted share at 1Q'22, compared to $18.52 at 1Q'21
- **Cash and Investments Plus Global Atlantic:** $26 billion at quarter end
- **Global Atlantic Book Value:** Reflects our ~61% economic ownership

($ in millions, except per share data)		4Q'21		1Q'22
(+) Cash and Short-term Investments	$	4,869	$	4,830
(+) Investments		17,764		17,987
(+) Net Unrealized Carried Interest		4,967		4,194
(+) Other Assets		4,706		4,910
(+) Global Atlantic Book Value		3,372		3,425
(-) Debt Obligations - KKR		5,836		5,804
(-) Debt Obligations - KFN		949		949
(-) Tax Liabilities, Net		2,697		2,583
(-) Other Liabilities		775		1,020
(-) Noncontrolling Interests		33		30
Book Value	**$**	**25,389**	**$**	**24,960**
Book Value Per Adjusted Share	**$**	**28.77**	**$**	**28.45**

Book Value Per Adjusted Share



$14.20
$15.57
$19.24
$23.09
$28.77
$25.84
$28.45
4Q'17
4Q'18
4Q'19
4Q'20
4Q'21
1Q'21
1Q'22

Note: See Appendix for GAAP reconciliations, endnotes about Book Value, Investments and other important information. Tax liabilities, net includes the recognition of deferred tax liabilities relating to certain assets of KKR Group Partnership L.P. that is expected to occur upon the completion of the mergers contemplated by the Reorganization Agreement previously announced on October 11, 2021.

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14 Investments Detail Investment Holdings by Asset Class Note: Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet. See Appendix for endnotes and other important information. ($ in millions) 1Q'22 Investments Fair Value Private Equity $ 4,394 Core Private Equity 5,477 Growth 856 Private Equity, Core & Growth Total 10,728 Energy 977 Real Estate 2,524 Infrastructure 838 Real Assets Total 4,339 Leveraged Credit 1,050 Alternative Credit 980 Credit Total 2,030 Other 891 Total Investments $ 17,987 ($ in millions) 1Q'22 Significant Investments Fair Value Fair Value as % of Total Investments PetVet Care Centers, LLC $ 1,216 7% USI, Inc. 1,094 6% Heartland Dental, LLC 834 5% Fiserv, Inc. 698 4% Exact Holding B.V. 479 3% Top Significant Investments 4,320 24% Other Investments 13,667 76% Total Investments $ 17,987 100% Private Equity 24% Core Private Equity 30% Growth 5% Energy 5% Real Estate 14% Infrastructure 5% Leveraged Credit 6% Alternative Credit 5% Other 5%

Capital Detail

16 Assets Under Management Note: Perpetual capital is defined as capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes about its definition and other important information. Duration of Capital Growth in Strategic & Perpetual Capital 90% of AUM is perpetual capital or has a duration of at least 8 years at inception Perpetual Capital Long-Dated Strategic Investor Partnerships 8+ Year Duration at Inception Other 34% 12% 44% 10% 46% of AUM is perpetual capital or long-dated strategic investor partnerships ($ in billions) $156 $221 $121 $165 $35 $56 1Q'21 1Q'22 Perpetual Capital Long-Dated Strategic Investor Partnerships

17 Twelve Months Ended March 31, 2022 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 177,731 $ 189,722 $ 367,453 New Capital Raised 94,063 38,166 132,230 Distributions and Other(2) (25,828) (19,350) (45,178) Change in Value 22,246 2,280 24,527 Ending Balance $ 268,213 $ 210,819 $ 479,032 Assets Under Management Rollforward (1) Includes $1,933 million of redemptions by fund investors in Public Markets. (2) Includes $6,447 million of redemptions by fund investors in Public Markets. Three Months Ended March 31, 2022 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 257,048 $ 213,507 $ 470,555 New Capital Raised 17,295 8,935 26,230 Distributions and Other(1) (4,283) (6,213) (10,496) Change in Value (1,847) (5,410) (7,257) Ending Balance $ 268,213 $ 210,819 $ 479,032

18 Fee Paying Assets Under Management Rollforward (1) Includes net changes in fee base of certain Private Markets funds of $1,318 million. Includes $1,933 million of redemptions by fund investors in Public Markets. (2) Includes net changes in fee base of certain Private Markets funds of $6,716 million. Includes $6,447 million of redemptions by fund investors in Public Markets. Three Months Ended March 31, 2022 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 154,855 $ 202,534 $ 357,389 New Capital Raised 22,907 7,445 30,352 Distributions and Other(1) (4,131) (5,524) (9,655) Change in Value (1,559) (5,351) (6,910) Ending Balance $ 172,072 $ 199,104 $ 371,176 Twelve Months Ended March 31, 2022 ($ in millions) Private Markets Public Markets Total Beginning Balance $ 109,033 $ 179,407 $ 288,441 New Capital Raised 83,877 38,440 122,317 Distributions and Other(2) (20,100) (19,900) (40,000) Change in Value (739) 1,157 418 Ending Balance $ 172,072 $ 199,104 $ 371,176

Supplemental Information

Investment Vehicle Summary

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE MARKETS BUSINESS LINE									
Private Equity and Growth Funds									
North America Fund XIII	6/2021	6/2027	$ 18,400	$ 18,400	3%	$ —	$ —	$ —	$ —
Americas Fund XII	1/2017	6/2021	13,500	1,701	6%	12,275	4,712	11,219	23,039
North America Fund XI	9/2012	1/2017	8,718	425	3%	9,752	17,183	3,453	8,098
2006 Fund[(1)]	9/2006	9/2012	17,642	247	2%	17,309	35,093	1,483	2,371
Millennium Fund[(1)]	12/2002	12/2008	6,000	—	3%	6,000	14,123	—	6
European Fund VI	3/2022	3/2028	7,063	7,063	14%	—	—	—	—
European Fund V	3/2019	3/2022	6,357	1,637	2%	4,789	732	4,640	6,330
European Fund IV	12/2014	3/2019	3,514	66	6%	3,577	4,990	1,838	2,751
European Fund III[(1)]	3/2008	3/2014	5,509	149	5%	5,360	10,604	669	152
European Fund II[(1)]	11/2005	10/2008	5,751	—	2%	5,751	8,507	—	34
Asian Fund IV	7/2020	7/2026	14,735	12,056	4%	2,679	—	2,679	3,060
Asian Fund III	4/2017	7/2020	9,000	2,010	6%	7,393	3,671	6,660	13,477
Asian Fund II	4/2013	4/2017	5,825	34	1%	6,839	5,946	3,794	3,284
Asian Fund[(1)]	7/2007	4/2013	3,983	—	3%	3,974	8,728	110	22
China Growth Fund[(1)]	11/2010	11/2016	1,010	—	1%	1,010	1,056	330	279
Next Generation Technology Growth Fund II	12/2019	12/2025	2,088	597	7%	1,688	259	1,544	2,459
Next Generation Technology Growth Fund	3/2016	12/2019	659	4	22%	666	810	359	1,285
Health Care Strategic Growth Fund II	5/2021	5/2027	3,789	3,657	4%	132	—	132	139
Health Care Strategic Growth Fund	12/2016	5/2021	1,331	429	11%	1,032	196	924	1,384
Global Impact Fund	2/2019	3/2022	1,242	485	8%	907	155	813	1,381
Private Equity and Growth Funds			**136,116**	**48,960**		**91,133**	**116,765**	**40,647**	**69,551**
Co-Investment Vehicles and Other	Various	Various	14,236	4,995	Various	9,559	7,289	6,245	9,051
Core Investment Vehicles	Various	Various	24,237	13,310	31%	11,627	712	11,323	18,825
Total Private Equity, Growth, Core and Other			**$ 174,589**	**$ 67,265**		**$ 112,319**	**$ 124,766**	**$ 58,215**	**$ 97,427**

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

20

KKR

Investment Vehicle Summary (cont'd)

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE MARKETS BUSINESS LINE CONTINUED									
Real Assets									
Energy Income and Growth Fund II	6/2018	3/2022	$ 994	$ —	20%	$ 1,187	$ 193	$ 1,024	$ 1,393
Energy Income and Growth Fund	9/2013	6/2018	1,974	—	13%	1,974	932	1,156	880
Natural Resources Fund(1)	Various	Various	887	—	Various	887	123	193	63
Global Energy Opportunities	Various	Various	915	62	Various	519	166	324	221
Global Infrastructure Investors IV	6/2021	6/2027	16,709	16,709	2%	—	—	—	—
Global Infrastructure Investors III	6/2018	6/2021	7,176	1,820	4%	5,621	1,175	5,026	5,567
Global Infrastructure Investors II	10/2014	6/2018	3,040	124	4%	3,163	4,246	1,281	1,813
Global Infrastructure Investors	9/2011	10/2014	1,040	—	5%	1,050	2,228	—	—
Asia Pacific Infrastructure Investors	1/2020	1/2026	3,792	2,753	7%	1,324	285	1,161	1,291
Diversified Core Infrastructure Fund	12/2020	(2)	7,240	4,599	7%	2,649	77	2,641	2,730
Real Estate Partners Americas III	12/2020	1/2025	4,253	2,843	5%	1,410	11	1,399	1,703
Real Estate Partners Americas II	5/2017	12/2020	1,921	266	8%	1,892	1,994	813	1,226
Real Estate Partners Americas	5/2013	5/2017	1,229	139	16%	1,020	1,405	111	61
Real Estate Partners Europe II	12/2019	4/2024	2,082	766	10%	1,316	—	1,316	1,618
Real Estate Partners Europe	9/2015	12/2019	710	136	10%	652	598	283	364
Asia Real Estate Partners	6/2019	6/2023	1,682	1,326	15%	356	3	356	486
Real Estate Credit Opportunity Partners II	4/2019	6/2022	950	413	5%	560	91	560	563
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	4%	1,008	347	1,008	1,034
Property Partners Americas	12/2019	(2)	2,463	241	20%	2,222	89	2,222	2,981
Co-Investment Vehicles & Other	Various	Various	5,141	754	Various	4,134	1,602	3,618	3,887
Total Real Assets			**65,328**	**33,073**		**32,944**	**15,565**	**24,492**	**27,881**
Unallocated Commitments(3)			**3,011**	**3,011**	**Various**	**—**	**—**	**—**	**—**
Private Markets Total			**$ 242,928**	**$ 103,349**		**$ 145,263**	**$ 140,331**	**$ 82,707**	**$ 125,308**

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Open ended fund.
(3) Represents unallocated commitments from our strategic investor partnerships.

KKR

21

Investment Vehicle Summary (cont'd) & Additional AUM Detail

($ in millions)	Investment Period: Start Date	Investment Period: End Date	Amount: Commitment	Amount: Uncalled Commitments	Amount: Percentage Committed by General Partner	Amount: Invested	Amount: Realized	Amount: Remaining Cost	Amount: Remaining Fair Value
PUBLIC MARKETS BUSINESS LINE[(1)]									
Alternative Credit									
Dislocation Opportunities Fund	5/2020	11/2021	$ 2,967	$ 859	14%	$ 2,056	$ 177	$ 2,109	$ 2,231
Special Situations Fund II	2/2015	3/2019	3,525	284	9%	3,241	1,911	1,724	2,182
Special Situations Fund	1/2013	1/2016	2,274	1	12%	2,273	1,658	707	474
Mezzanine Partners	7/2010	3/2015	1,023	33	4%	990	1,097	324	203
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	507	2%	1,738	621	1,388	1,471
Lending Partners III	4/2017	11/2021	1,498	757	2%	741	301	741	819
Lending Partners II	6/2014	6/2017	1,336	157	4%	1,179	1,149	333	134
Lending Partners	12/2011	12/2014	460	41	15%	419	451	86	19
Lending Partners Europe II	6/2019	9/2023	837	369	7%	467	47	467	491
Lending Partners Europe	3/2015	3/2019	848	184	5%	662	375	314	258
			17,013	**3,192**		**13,766**	**7,787**	**8,193**	**8,282**
Other Alternative Credit Vehicles	**Various**	**Various**	**14,588**	**7,296**	**Various**	**6,560**	**4,696**	**3,826**	**4,179**
Public Markets Total			**$ 31,601**	**$ 10,488**		**$ 20,326**	**$ 12,483**	**$ 12,019**	**$ 12,461**
Total Eligible To Receive Carried Interest			**$ 274,529**	**$ 113,837**		**$ 165,589**	**$ 152,814**	**$ 94,726**	**$ 137,769**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 113,837	$ 137,769	$ 251,606
Incentive Fee Eligible	—	56,286	56,286
Total Performance Fee Eligible	**113,837**	**194,055**	**307,892**
Private Markets	136	34,504	34,640
Credit and Other	863	135,637	136,500
Total Assets Under Management	**$ 114,836**	**$ 364,196**	**$ 479,032**

(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

22

KKR

Stock Summary

From December 31, 2021 through April 29, 2022, KKR used a total of approximately $381 million to repurchase 5.2 million shares in the open market and to retire equity awards representing 0.6 million shares that otherwise would have been issued to participants under KKR's equity incentive plans. During this period, open market purchases and retirements were made at an average cost of $65.92 per share.

Common Stock Repurchase Activity

(Amounts in millions, except per share amounts)	Inception to Date[(1)]
Open Market Share Repurchases	61.9
Reduction of Shares for Retired Equity Awards[(2)]	23.1
Total Repurchased Shares and Retired Equity Awards	**85.0**
Total Capital Used	$2,174
Average Price Paid Per Share	$25.57
Remaining Availability under Current Share Repurchase Plan	$108

Adjusted Shares	2Q'21	3Q'21	4Q'21	1Q'22
Common Stock	583,030,973	583,026,679	595,663,618	590,472,444
KKR Holdings Units and Other Exchangeable Securities[(3)]	272,250,240	272,250,240	260,102,818	260,102,818
Common Stock - Series C Mandatory Convertible Preferred Stock[(4)]	26,822,600	26,822,600	26,822,600	26,822,600
Adjusted Shares[(5)]	**882,103,813**	**882,099,519**	**882,589,036**	**877,397,862**

(1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through April 29, 2022.
(2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.'s equity incentive plans.
(3) Shares that may be issued by KKR & Co. Inc. upon exchange of KKR Holdings units and other securities that are exchangeable for KKR common stock.
(4) Assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of KKR & Co. Inc. common stock for the periods presented.
(5) Amounts exclude unvested shares granted under the equity incentive plans.

23

KKR

24 Dividends The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained. Common Stock A dividend of $0.155 per share of common stock has been declared for the first quarter of 2022, which will be paid on May 31, 2022 to holders of record of common stock as of the close of business on May 16, 2022. Series C Mandatory Convertible Preferred Stock A dividend of $0.75 per share of Series C Mandatory Convertible Preferred Stock has been declared and set aside for payment on June 15, 2022 to holders of record of Series C Mandatory Convertible Preferred Stock as of the close of business on June 1, 2022. Senior Notes In the second quarter, KKR issued five tranches of Japanese Yen denominated senior notes totaling ¥60.5 billion through its finance subsidiaries including ¥36.4 billion of 1.054% Senior Notes due 2027, ¥4.9 billion of 1.244% Senior Notes due 2029, ¥6.2 billion of 1.437% Senior Notes due 2032, ¥7.5 billion of 1.553% Senior Notes due 2034 and ¥5.5 billion of 1.795% Senior Notes due 2037. These notes are unsecured and unsubordinated obligations of KKR. Other Corporate Information

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)	1Q'21	1Q'22	1Q'21 LTM	1Q'22 LTM
Revenues				
Asset Management				
Fees and Other	$ 493,311	$ 780,511	$ 2,119,530	$ 3,137,354
Capital Allocation-Based Income (Loss)	2,684,647	(945,743)	6,290,824	3,212,024
	3,177,958	(165,232)	8,410,354	6,349,378
Insurance				
Net Premiums	1,176,142	372,144	1,176,142	1,422,080
Policy Fees	201,683	318,436	201,683	1,264,666
Net Investment Income	444,781	812,605	444,781	3,213,447
Net Investment-Related Gains (Losses)	(455,702)	(368,680)	(455,702)	290,775
Other Income	18,144	34,744	18,144	136,813
	1,385,048	1,169,249	1,385,048	6,327,781
Total Revenues	**$ 4,563,006**	**$ 1,004,017**	**$ 9,795,402**	**$ 12,677,159**
Expenses				
Asset Management				
Compensation and Benefits	1,306,797	283,672	3,721,424	3,405,618
Occupancy and Related Charges	15,200	18,149	70,978	72,033
General, Administrative and Other	166,997	234,665	726,416	1,026,745
	1,488,994	536,486	4,518,818	4,504,396
Insurance				
Policy Benefits and Claims	1,485,318	726,060	1,485,318	4,296,451
Amortization of Policy Acquisition Costs	(20,478)	(7,733)	(20,478)	(53,204)
Interest Expense	10,672	13,219	10,672	64,208
Insurance Expenses	52,084	116,743	52,084	423,537
General, Administrative and Other	79,955	167,214	79,955	642,580
	1,607,551	1,015,503	1,607,551	5,373,572
Total Expenses	**$ 3,096,545**	**$ 1,551,989**	**$ 6,126,369**	**$ 9,877,968**
Investment Income (Loss) - Asset Management				
Net Gains (Losses) from Investment Activities	2,696,200	914,261	10,283,508	5,938,984
Dividend Income	75,746	662,350	259,610	1,285,404
Interest Income	367,455	352,556	1,417,440	1,470,571
Interest Expense	(251,756)	(281,759)	(960,158)	(1,100,371)
Total Investment Income (Loss)	**$ 2,887,645**	**$ 1,647,408**	**$ 11,000,400**	**$ 7,594,588**
Income Tax Expense (Benefit)	438,739	(3,166)	1,408,515	911,365
Redeemable Noncontrolling Interests	—	(63)	—	3,997
Noncontrolling Interests	2,245,531	1,159,185	8,308,049	6,538,297
Preferred Stock Dividends	25,591	17,250	73,805	97,306
Net Income - KKR Common Stockholders	**$ 1,644,245**	**$ (73,770)**	**$ 4,879,064**	**$ 2,842,814**

KKR

26

27 GAAP Condensed Consolidated Balance Sheet (Unaudited) ($ in thousands) 4Q'21 1Q'22 Assets Asset Management Cash and Cash Equivalents $ 6,699,668 $ 8,324,897 Investments 88,775,514 88,770,480 Other Assets 4,244,894 3,789,249 99,720,076 100,884,626 Insurance Cash and Cash Equivalents 3,391,934 4,590,032 Investments 123,763,675 122,799,871 Other Assets 37,409,755 38,016,452 164,565,364 165,406,355 Total Assets $ 264,285,440 $ 266,290,981 Liabilities and Equity Asset Management Debt Obligations 36,669,755 36,112,872 Other Liabilities 8,359,619 7,699,454 45,029,374 43,812,326 Insurance Debt Obligations 1,908,006 2,029,769 Other Liabilities 159,208,840 163,151,015 161,116,846 165,180,784 Total Liabilities $ 206,146,220 $ 208,993,110 Redeemable Noncontrolling Interests 82,491 81,793 Stockholders' Equity Stockholders' Equity - Series A & B Preferred Stock — — Stockholders' Equity - Series C Mandatory Convertible Preferred Stock 1,115,792 1,115,792 Stockholders' Equity - Series I and II Preferred Stock, Common Stock 16,466,372 14,598,495 Noncontrolling Interests 40,474,565 41,501,791 Total Equity $ 58,056,729 $ 57,216,078 Total Liabilities and Equity $ 264,285,440 $ 266,290,981

28 Reconciliation of GAAP to Non-GAAP Shares (Unaudited) 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 GAAP Shares of Common Stock Outstanding 578,269,039 583,030,973 583,026,679 595,663,618 590,472,444 Adjustments: KKR Holdings Units 273,367,712 271,027,751 271,027,751 258,726,163 258,726,163 Other Exchangeable Securities 1,222,489 1,222,489 1,222,489 1,376,655 1,376,655 Common Stock - Series C Mandatory Convertible Preferred Stock 26,822,600 26,822,600 26,822,600 26,822,600 26,822,600 Adjusted Shares 879,681,840 882,103,813 882,099,519 882,589,036 877,397,862 Unvested Shares of Common Stock and Other Exchangeable Securities (1) 26,687,308 30,110,513 36,140,502 39,000,561 39,551,313 1Q'21 1Q'22 Weighted Average GAAP Shares of Common Stock Outstanding - Basic 576,727,967 592,202,835 Adjustments: Weighted Average KKR Holdings Units 274,748,078 258,726,163 Weighted Average Other Exchangeable Securities 937,242 1,376,655 Weighted Average Common Stock - Series C Mandatory Convertible Preferred Stock 26,822,600 26,822,600 Weighted Average Adjusted Shares 879,235,887 879,128,253 (1) Excludes equity awards that have not met their market-price based vesting conditions.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)		1Q'21		1Q'22		1Q'21 LTM		1Q'22 LTM
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders (GAAP)	$	**1,644,245**	$	**(73,770)**	$	**4,879,064**	$	**2,842,814**
Preferred Stock Dividends		25,591		17,250		73,805		97,306
Net Income (Loss) Attributable to Noncontrolling Interests		2,245,531		1,159,122		8,308,049		6,542,294
Income Tax Expense (Benefit)		438,739		(3,166)		1,408,515		911,365
Income (Loss) Before Tax (GAAP)	$	**4,354,106**	$	**1,099,436**	$	**14,669,433**	$	**10,393,779**
Impact of Consolidation and Other		(1,378,567)		(1,239,936)		(5,116,315)		(5,050,828)
Equity-based Compensation - KKR Holdings[1]		16,434		19,821		76,477		164,670
Preferred Stock Dividends		(8,341)		—		(33,364)		(10,860)
Income Taxes Paid		(151,120)		(197,842)		(357,035)		(734,294)
Asset Management Adjustments:								
Unrealized Carried Interest		(2,109,018)		1,290,033		(4,839,761)		(644,084)
Net Unrealized (Gains) Losses		(1,316,644)		322,269		(4,988,915)		(951,367)
Unrealized Carried Interest Compensation (Carry Pool)		896,907		(513,987)		2,040,266		341,018
Strategic Corporate Transaction-Related Charges		4,875		19,898		24,948		40,176
Equity-based Compensation		49,761		55,111		236,626		188,450
Equity-based Compensation - Performance based		14,556		57,953		23,083		121,627
Insurance Adjustments:								
Net (Gains) Losses from Investments and Derivatives		289,235		48,735		289,235		418,475
Strategic Corporate Transaction-Related Charges		4,819		5,007		4,819		25,899
Equity-based and Other Compensation		7,411		31,711		7,411		119,644
Amortization of Acquired Intangibles		2,451		4,412		2,451		18,137
Income Taxes		(16,626)		(34,106)		(16,626)		(216,575)
After-tax Distributable Earnings	$	**660,239**	$	**968,515**	$	**2,022,733**	$	**4,223,867**
Interest Expense		57,545		69,460		221,148		262,098
Preferred Stock Dividends		8,341		—		33,364		10,860
Net Income Attributable to Noncontrolling Interests		3,192		7,616		9,945		28,088
Income Taxes Paid		151,120		197,842		357,035		734,294
Distributable Operating Earnings	$	**880,437**	$	**1,243,433**	$	**2,644,225**	$	**5,259,207**
Insurance Segment Operating Earnings		(63,265)		(115,988)		(63,265)		(705,274)
Realized Performance Income		(171,309)		(609,207)		(973,876)		(2,579,494)
Realized Performance Income Compensation		109,986		383,635		581,779		1,512,826
Realized Investment Income		(461,273)		(349,354)		(960,768)		(1,501,325)
Realized Investment Income Compensation		69,191		52,403		158,417		225,206
Fee Related Earnings	$	**363,767**	$	**604,922**	$	**1,386,512**	$	**2,211,146**

(1) Represents equity-based compensation expense in connection with non-dilutive share grants from outstanding units of KKR Holdings.

29

KKR

Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont'd)

($ in thousands)		1Q'21		1Q'22		1Q'21 LTM		1Q'22 LTM
Fee Related Earnings	$	363,767	$	604,922	$	1,386,512	$	2,211,146
Insurance Segment Operating Earnings		63,265		115,988		63,265		705,274
Realized Performance Income		171,309		609,207		973,876		2,579,494
Realized Performance Income Compensation		(109,986)		(383,635)		(581,779)		(1,512,826)
Realized Investment Income		461,273		349,354		960,768		1,501,325
Realized Investment Income Compensation		(69,191)		(52,403)		(158,417)		(225,206)
Depreciation and Amortization		6,164		7,565		19,986		27,341
Adjusted EBITDA	$	886,601	$	1,250,998	$	2,664,211	$	5,286,548

($ in thousands)		1Q'21		1Q'22		1Q'21 LTM		1Q'22 LTM
Total GAAP Revenues	$	4,563,006	$	1,004,017	$	9,795,402	$	12,677,159
Insurance GAAP Revenues		(1,385,048)		(1,169,249)		(1,385,048)		(6,327,781)
Impact of Consolidation and Other		123,448		189,750		489,663		838,441
Capital Allocation-Based Income (Loss) (GAAP)		(2,684,647)		945,743		(6,290,824)		(3,212,024)
Realized Carried Interest		165,142		579,767		846,015		2,166,755
Realized Investment Income		461,273		349,354		960,768		1,501,325
Insurance Segment Management Fees		22,930		58,984		22,930		194,739
Capstone Fees		(20,080)		(15,485)		(80,614)		(86,812)
Expense Reimbursements		(27,729)		(41,303)		(149,027)		(192,146)
Total Asset Management Segment Revenues	$	1,218,295	$	1,901,578	$	4,209,265	$	7,559,656

30

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31 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont’d) ($ in thousands) 4Q'17 4Q'18 4Q'19 4Q'20 4Q'21 1Q'21 1Q'22 KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock $ 6,703,382 $ 8,167,056 $ 10,324,936 $ 12,118,472 $ 16,466,372 $ 13,077,710 $ 14,598,495 Series C Mandatory Convertible Preferred Stock — — — 1,115,792 1,115,792 1,115,792 1,115,792 Impact of Consolidation and Other 196,742 188,056 310,380 520,710 (1,048,569) 419,546 (997,841) KKR Holdings and Other Exchangeable Securities 4,844,271 4,625,448 5,728,634 6,512,382 8,595,510 7,209,833 7,955,606 Accumulated Other Comprehensive Income (AOCI) and Other (Insurance) — — — — 259,777 903,905 2,288,325 Equity Impact of KKR Management Holdings Corp. (70,486) — — — — — — Book Value $ 11,673,909 $ 12,980,560 $ 16,363,950 $ 20,267,356 $ 25,388,882 $ 22,726,786 $ 24,960,377 Adjusted Shares 822,146,070 833,938,476 850,388,924 877,613,164 882,589,036 879,681,840 877,397,862 Book Value per Adjusted Share $ 14.20 $ 15.57 $ 19.24 $ 23.09 $ 28.77 $ 25.84 $ 28.45

KKR's First Quarter 2022 Segment Earnings – Detailed View

($ in thousands)	1Q'21	1Q'22	1Q'21 LTM	1Q'22 LTM
Management Fees	$ 439,740	$ 624,928	$ 1,545,244	$ 2,256,628
Transaction and Monitoring Fees, Net	135,677	306,038	688,682	1,174,602
Fee Related Performance Revenues	10,296	12,051	40,695	47,607
Fee Related Compensation	(131,785)	(212,220)	(534,921)	(782,822)
Other Operating Expenses	(90,161)	(125,875)	(353,188)	(484,869)
Fee Related Earnings	**$ 363,767**	**$ 604,922**	**$ 1,386,512**	**$ 2,211,146**
Realized Carried Interest	165,142	579,767	846,015	2,166,755
Incentive Fees	6,167	29,440	127,861	412,739
Realized Performance Income Compensation	(109,986)	(383,635)	(581,779)	(1,512,826)
	$ 61,323	**$ 225,572**	**$ 392,097**	**$ 1,066,668**
Net Realized Gains (Losses)	373,120	76,136	650,971	902,430
Interest Income and Dividends	88,153	273,218	309,797	598,895
Realized Investment Income Compensation	(69,191)	(52,403)	(158,417)	(225,206)
	$ 392,082	**$ 296,951**	**$ 802,351**	**$ 1,276,119**
Asset Management Segment Operating Earnings	**$ 817,172**	**$ 1,127,445**	**$ 2,580,960**	**$ 4,553,933**
Insurance Segment Operating Earnings	**$ 63,265**	**$ 115,988**	**$ 63,265**	**$ 705,274**
Distributable Operating Earnings	**$ 880,437**	**$ 1,243,433**	**$ 2,644,225**	**$ 5,259,207**
Interest Expense	(57,545)	(69,460)	(221,148)	(262,098)
Preferred Dividends	(8,341)	—	(33,364)	(10,860)
Net Income Attributable to Noncontrolling Interests	(3,192)	(7,616)	(9,945)	(28,088)
Income Taxes Paid	(151,120)	(197,842)	(357,035)	(734,294)
After-tax Distributable Earnings	**$ 660,239**	**$ 968,515**	**$ 2,022,733**	**$ 4,223,867**

Note: KKR's 1Q'21 results only include the results of Global Atlantic for the two months beginning on February 1, 2021.

32

KKR

33 Notes to page 3 – KKR’s First Quarter 2022 Segment Earnings • The amount of tax benefit from equity-based compensation for 1Q'22 and 1Q'21 was $11.8 million and $43.0 million, respectively, and for 1Q'22 LTM and 1Q'21 LTM was $91.9 million and $90.2 million, respectively. Its inclusion in After-tax Distributable Earnings had the effect of increasing this metric for 1Q'22 and 1Q'21 by 1% and 7%, respectively, and for 1Q'22 LTM and 1Q'21 LTM by 2% and 5%, respectively. Notes to pages 5 and 16 – Assets Under Management • Perpetual capital refers to a component of AUM that has an indefinite term and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. Perpetual capital includes the AUM of our registered funds, certain unregistered funds, listed companies, and insurance companies, and it excludes our traditional private equity funds, similarly structured investment funds, and hedge fund partnerships. Investors should not view this component of our AUM as being permanent without exception, because it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by or payments to investors, clients and policyholders (including through elections by investors to redeem their fund investments, periodic dividends, and payment obligations under insurance policies and reinsurance agreements) as well as termination by a client of, or failure to renew, its investment management agreement with KKR. Notes to page 6 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds includes $10.1 billion and $1.2 billion to its Private Markets and Public Markets business lines, respectively. Notes to page 7 – Fund Investment Performance • Traditional Private Equity Portfolio refers to the portfolio of investments held by all KKR’s private equity flagship funds that have been investing for at least two years. This portfolio does not include investments from KKR’s growth equity (including impact) funds or core investments. • Opportunistic Real Estate Portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds that have been investing for at least two years, including KKR Real Estate Partners Americas II, KKR Real Estate Partners Europe II and Asia Real Estate Partners. This portfolio does not include investments from KKR's core plus real estate fund or real estate credit funds. • Infrastructure Portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure equity funds that have been investing for at least two years, including Asia Pacific Infrastructure. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure. • The Leveraged Credit Composite refers to the composite of certain investment portfolios made in KKR’s U.S. and European leveraged credit strategies including leveraged loans, high-yield bonds and opportunistic credit. • The Alternative Credit Composite refers to the composite of investment returns across KKR’s flagship investment funds that have called capital from their investors in KKR’s Strategic Investments Group ("SIG") strategy and private credit strategies, including direct lending, mezzanine and private opportunistic credit funds. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 20 to 22. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Notes to page 12 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. Important Information − Endnotes

34 Notes to page 13 – Book Value • KKR owns 61.5% of Global Atlantic. • Assuming that we had paid (i) 65% of the unrealized carried interest earned by the funds that allocate 40% and 43% to the carry pool and (ii) 15% of the unrealized gains in our Principal Activities business line (in each case at the mid-point of the ranges above), our book value as of March 31, 2022 would have been reduced by approximately $2.26 per adjusted share, compared to our reported book value of $28.45 per adjusted share on such date. Notes to pages 13 and 14 – Investments • Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds and the Global Atlantic insurance companies. Investments presented are principally the assets measured at fair value that are held by KKR's asset management segment, which, among other things, does not include the underlying investments held by Global Atlantic and Marshall Wace. • Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as core, growth, energy, real estate, infrastructure, leveraged credit and alternative credit appear in these other asset classes. • Significant Investments include the top five investments based on their fair values as of March 31, 2022. Significant Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, and (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments. Accordingly, this list of Significant Investments should not be relied upon as a substitute for the “Investment Holdings by Asset Class" pie chart on page 14 for information about the asset class exposure of KKR's balance sheet. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable. Notes to page 16 – Strategic Investor Partnership and Perpetual Capital • Please see notes to page 5 for information about perpetual capital. • "Other" in the chart includes hedge fund partnerships and certain leveraged credit funds. Important Information − Endnotes (cont’d)

35 Important Information – Non-GAAP and Other Measures Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as assessing the performance of KKR's businesses. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including after-tax distributable earnings (“DE”), distributable operating earnings, fee related earnings (“FRE”), total asset management segment revenues and book value, are presented prior to giving effect to the allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P. and as such represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment funds and collateralized financing entities (“CFEs”) that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP financial measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled measures presented by other investment managers. • After-tax Distributable Earnings is a non-GAAP performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. After- tax distributable earnings is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. After-tax distributable earnings is equal to Distributable Operating Earnings less Interest Expense, Series A and B Preferred Stock dividends, Net Income Attributable to Noncontrolling Interests and Income Taxes Paid. Series C Mandatory Convertible Preferred Stock dividends have been excluded from After-tax Distributable Earnings, because the definition of Adjusted Shares used to calculate After-tax Distributable Earnings per Adjusted Share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock. Income Taxes Paid represents the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all units in KKR Holdings L.P. and other exchangeable securities were exchanged for common stock of KKR & Co. Inc. Income Taxes Paid includes amounts paid pursuant to the tax receivable agreement and the benefit of tax deductions arising from equity-based compensation, which reduces income taxes paid or payable during the period. Equity based compensation expense is excluded from After-tax Distributable Earnings, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. If tax deductions from equity-based compensation were to be excluded from Income Taxes Paid, KKR’s After-tax Distributable Earnings would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity- based compensation for the period reported and the effect of its inclusion in After-tax Distributable Earnings for the period. KKR makes these adjustments when calculating After-tax Distributable Earnings in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, After-tax Distributable Earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and After-tax Distributable Earnings should not be viewed as a measure of KKR’s liquidity.

36 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Book Value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s net assets presented on a basis that (i) deconsolidates KKR’s investment funds and CFEs that KKR manages, (ii) includes the net assets that are attributable to KKR Holdings L.P., and (iii) includes KKR’s ownership of the net assets of Global Atlantic. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to investors in KKR’s funds and other noncontrolling interest holders and to the holders of Preferred Stock. KKR's book value includes (x) the net impact of KKR's tax assets and liabilities as prepared under GAAP and (y) the implied amount of (1) tax assets and liabilities attributable to KKR Holdings L.P. as if it was subject to corporate income taxes and (2) the recognition of deferred tax liabilities relating to certain assets of KKR Group Partnership L.P. that is expected to occur upon the completion of the mergers contemplated by the previously announced Reorganization Agreement, dated October 8, 2021, by and among KKR & Co. Inc., KKR Holdings L.P. and the other parties thereto. Series C Mandatory Convertible Preferred Stock has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock. To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated other comprehensive income and (ii) accumulated change in fair value of reinsurance balances and related assets, net of deferred acquisition costs and income tax. • Distributable Operating Earnings is a non-GAAP performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Distributable Operating Earnings is presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc., KKR Holdings L.P. and other exchangeable securities, and the consolidation of the investment funds, vehicles and accounts that KKR advises, manages or sponsors (including collateralized financing entities). Distributable Operating Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, (iii) strategic corporate transaction-related charges and (iv) non-recurring items, if any. Strategic corporate transaction-related items arise from corporate actions and consist primarily of (i) impairments, (ii) non-monetary gains or losses on divestitures, (iii) transaction costs from strategic acquisitions, and (iv) depreciation on real estate that KKR owns and occupies. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by KKR as the investment adviser for Global Atlantic insurance companies and (ii) interest income and expense based on lending arrangements where one or more KKR subsidiaries borrow from a Global Atlantic insurance subsidiary. Inter-segment transactions are recorded by each segment based on the definitive documents that contain arms' length terms and comply with applicable regulatory requirements. Distributable Operating Earnings represents operating earnings of KKR’s Asset Management and Insurance segments, which are comprised of the following: • Asset Management Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Operating Earnings excludes (i) unrealized carried interest, (ii) net unrealized gains (losses) on investments, and (iii) related unrealized performance income compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies, are included in Asset Management Segment Operating Earnings. • Insurance Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, (iii) General, Administrative, and Other Expenses, (iv) Income Taxes, and (v) Net Income Attributable to Noncontrolling Interests. The non-operating adjustments made to derive Insurance Segment Operating Earnings eliminate the impact of: (i) realized (gains) losses related to asset/liability matching investments strategies, (ii) unrealized investment (gains) losses, (iii) changes in the fair value of derivatives, embedded derivatives, and fair value liabilities for fixed-indexed annuities, indexed universal life contracts and variable annuities, and (iv) the associated income tax effects of all exclusions from Insurance Segment Operating Earnings except for equity- based compensation expense. Insurance Segment Operating Earnings includes (i) realized gains and losses not related to asset/liability matching investments strategies and (ii) the investment management fee expenses that are earned by KKR as the investment adviser of the Global Atlantic insurance companies.

37 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Fee Related Earnings (“FRE”) is a performance measure used to assess the Asset Management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating asset management and capital markets businesses and other recurring revenue streams. FRE equals (i) Management Fees, including fees paid by the Insurance segment to the Asset Management segment and fees paid by certain insurance co-investment vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of Incentive Fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee-related performance revenues consists of performance fees (i) to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity-based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized net gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. KKR believes that this performance measure is useful to stockholders as it provides additional insight into the realized revenues generated by KKR's asset management segment. Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include shares issuable upon exchange of all units of KKR Holdings L.P. and other exchangeable securities and the number of shares of common stock assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock. Weighted average adjusted shares is used in the calculation of After-tax Distributable Earnings per Adjusted Share, and Adjusted Shares is used in the calculation of Book Value per Adjusted Share. • Assets Under Management (“AUM”) represent the assets managed, advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and the Global Atlantic insurance companies; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all AUM of KKR's strategic BDC partnership; and (vii) the fair value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions.

38 Important Information – Non-GAAP and Other Measures (cont’d) Other Measures and Terms (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

39 Important Information – Other Legal Disclosures Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Credit Advisors (Ireland) or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product offered by, or other insurance-related vehicle sponsored or managed by, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited or any Global Atlantic insurance company. Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein. Estimates and Assumptions Target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize.

40 Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR (including Global Atlantic and KJRM), including investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “think,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of common stock; the timing, manner and pricing of redemptions of preferred stock; future expectations related to Fee Related Earnings, After-tax Distributable Earnings, Book Value, Distributable Operating Earnings, and other measures and performance metrics; KKR’s ability to grow its AUM, to deploy its capital, to realize currently unrealized investment returns and the time period over which such events may occur; KKR’s ability to manage Global Atlantic’s and KJRM's investments; operation of Global Atlantic and KJRM following the closing of KKR’s acquisitions of each; the Global Atlantic and KJRM acquisitions' effects on KKR’s operating results; expansion and growth opportunities and other synergies resulting from the Global Atlantic and KJRM acquisitions and other acquisitions, reorganizations or strategic partnerships. These forward-looking statements are based on KKR’s (including Global Atlantic’s and KJRM's) beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR (including Global Atlantic and KJRM) or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, After-tax Distributable Earnings, capital invested, uncalled commitments, cash and short-term investments, Fee Related Earnings, adjusted EBITDA, book value, debt levels, outstanding shares of common stock and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the acquisition of Global Atlantic and KJRM; unforeseen liabilities or integration and other costs of the Global Atlantic and KJRM acquisitions and timing related thereto; changes in Global Atlantic’s or KJRM's business; distraction of KKR’s, Global Atlantic’s and KJRM's management or other diversion of resources within each company caused by the acquisitions; retention of key Global Atlantic and KJRM employees; Global Atlantic’s and KJRM's ability to maintain business relationships following the acquisitions; the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; foreign, federal, state and local governmental responses to the pandemic; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s, Global Atlantic’s and KJRM's business strategies including the ability to realize the anticipated synergies from acquisitions (including the Global Atlantic and KJRM acquisitions), strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR’s, Global Atlantic’s and KJRM's investments and decreased ability to raise funds; KKR’s, Global Atlantic’s and KJRM's compliance with laws applicable to their respective businesses; changes to Global Atlantic and KJRM as consolidated subsidiaries of KKR; ability of KKR to manage Global Atlantic’s and KJRM's investments; KKR’s control of Global Atlantic and KJRM; changes in Global Atlantic policyholders’ behaviors; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in KKR’s, Global Atlantic’s and KJRM's business; outcome of KKR’s, Global Atlantic’s and KJRM's litigation and regulatory matters, as applicable; and the degree and nature of KKR’s, Global Atlantic’s and KJRM's competition. These statements are subject to numerous risks, uncertainties and assumptions, including those listed in this Appendix and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Important Information – Other Legal Disclosures (cont'd)